UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2026

DERMATA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On August 16, 2026, Dermata Therapeutics, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreement”) with certain institutional and accredited investors, for the issuance and sale in a private placement (the “Private Placement”) of (i) 933,064 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,360,544 shares of Common Stock, at an exercise price of $0.001 per share, (iii) series E warrants (the “Series E Warrants”) to purchase up to 2,293,608 shares of Common Stock, and (iv) series F warrants (the “Series F Warrants” together with the Series E Warrants, the “Warrants”) to purchase up to 2,293,608 shares of Common Stock. The purchase price per Share and accompanying Warrants was $1.46 and the purchase price per Pre-Funded Warrant and accompanying Warrants was $1.459. The Warrants have an exercise price of $1.46 per share.

The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.001 per share. The Warrants will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock issuable upon exercise of the Warrants. The Series E Warrants will expire five years from the effective date of stockholder approval and the Series F Warrants will expire twenty-four months from the effective date of stockholder approval.

Company insiders, including the Company’s Chief Executive Officer, Chief Financial Officer, and a certain member of the Company’s management, participated in the Private Placement. These insiders purchased an aggregate of 4,897,956 Shares and Warrants, including 1,360,544 Pre-Funded Warrants, to purchase up to an aggregate of 1,360,544 Shares, for an aggregate purchase price of approximately $2.4 million. The purchase price per Share and accompanying Warrants for these Company insiders was $1.47 and the purchase price per Pre-Funded Warrant and accompanying Warrants was $1.469. The Warrants purchased by these insiders have an exercise price of $1.47.

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 16, 2026, with the investors, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Shares and the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than sixty (60) days after the date of the Registration Rights Agreement (the “Registration Statement”), and to use its best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than ninety (90) days following the date of the Registration Rights Agreement (or one hundred and twenty (120) days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

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Pursuant to certain tail provisions in an engagement agreement, dated September 9, 2024, between the Company and an investment bank (the “Bank”), the Company (i) issued to the Bank in connection with the Private Placement, a warrant to purchase 35,958 shares of Common Stock at an exercise price of $1.825 per share (the “Bank Warrant”), and (ii) paid a cash fee to the Bank equal to $52,500. Other than the exercise price, the Bank Warrant contains the same terms as the Series E Warrant issued to other investors in the Private Placement. The Bank Warrant will be issued in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act.

The net proceeds to the Company from the Private Placement are estimated to be approximately $3.2 million, after deducting estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes which includes, without limitation, consumer research studies, pre-launch and launch activities for the Company’s new OTC acne kit, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, licensing activities related to the Company’s current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

The Purchase Agreement contains customary representations and warranties and agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of each such documents, which are attached hereto as Exhibits 10.1, 4.1, 4.2, and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Shares, (ii) the Pre-Funded Warrants and the Warrants (including the Bank Warrant) and (iii) the shares of Common Stock issuable upon exercise of Pre-Funded Warrants and the Warrants (including the Bank Warrant) is incorporated herein by reference. Neither the issuance of the Shares, the Pre-Funded Warrants, the Warrants, the Bank Warrant nor the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Shares, the Pre-Funded Warrants, the Bank Warrant and the Warrants were, and the shares of Common Stock issuable upon the exercise thereof, will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On August 17, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series E/Series F Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated August 17, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dermata Therapeutics, Inc.

Date: August 17, 2026	By:	/s/ Gerald T. Proehl
	Name:	Gerald T. Proehl
	Title:	Chief Executive Officer

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